Registration No. 333-75833

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
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                               MAYTAG CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                                   ----------
        DELAWARE                                              42-0401785
     (State of incorporation)                              (I.R.S. Employer
                                                          Identification No.)

                          403 WEST FOURTH STREET NORTH
                               NEWTON, IOWA 50208
                                 (641) 792-7000

  (Address, Including Zip Code, and Telephone Number, Including Area  Code, of
                    Registrant's Principal Executive Offices)

                                   ----------

                           Frederick G. Wohlschlaeger
              Senior Vice President, General Counsel and Secretary
                               MAYTAG CORPORATION
                          403 WEST FOURTH STREET NORTH
                               NEWTON, IOWA 50208
                                 (641) 787-7040
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

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     Approximate date of commencement of proposed sale to the public: N/A -
SECURITIES BEING WITHDRAWN FROM REGISTRATION.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]





     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     This Post-Effective Amendment No. 1 to Registration Statement No. 333-75833 is being filed by Maytag Corporation to remove from registration under the Securities Act of 1933, as amended, 162,563 of the 252,239 shares of Common Stock registered hereunder. The number of shares registered hereunder that have been sold pursuant hereto is 89,676, and 162,563 shares remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newton, State of Iowa, on this 31st day of October, 2000.

                              MAYTAG CORPORATION


                              By:  /s/ Fredrick G. Wolschlaeger

                              Frederick G. Wohlschlaeger
                              Senior Vice President, General Counsel
                              and Secretary and Attorney-In-Fact